Exhibit 99.2

FAR WEST BANCORPORATION AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT CERTIFIED

PUBLIC ACCOUNTANTS

DECEMBER 31, 2006 AND 2005

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Independent Auditors’ Report

The Board of Directors

Far West Bancorporation and Subsidiary

We have audited the accompanying consolidated balance sheets of Far West Bancorporation and its wholly owned subsidiary Far West Bank as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Far West Bancorporation and Subsidiary as of December 31, 2006 and 2005, and the consolidated results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Salt Lake City, Utah

February 7, 2007

CONSOLIDATED FINANCIAL STATEMENTS

Far West Bancorporation and Subsidiary

CONSOLIDATED BALANCE SHEETS

December 31,

ASSETS

	2006	2005
Cash and cash equivalents
Cash and due from banks	$24,860,776	$15,783,872
Federal funds sold	—	27,932,937

Total cash and cash equivalents	24,860,776	43,716,809
Interest-bearing deposits in banks	533,589	1,237,134
Securities available-for-sale, at fair value (Notes B and K)	32,651,053	34,317,731
Federal Home Loan Bank stock, at cost	1,482,900	1,482,900
Mortgage loans held for sale	5,504,173	11,049,915
Loans, net of allowance for loan losses of $5,913,848 and $5,133,772, respectively (Notes C, D and K)	336,728,217	284,195,467
Accrued interest receivable	3,017,991	2,322,101
Deferred income taxes, net (Note H)	2,514,378	1,922,216
Other real estate owned, net (Note D)	309,437	518,036
Premises and equipment, net (Note E)	8,151,556	8,313,723
Other assets (Note F)	12,890,580	14,818,113

TOTAL ASSETS	$428,644,650	$403,894,145

The accompanying notes are an integral part of these statements.

LIABILITIES AND STOCKHOLDERS EQUITY

	2006	2005
Deposits (Note G)
Non-interest-bearing	$128,447,964	$122,585,822
Interest-bearing	225,236,290	220,644,958

Total deposits	353,684,254	343,230,780
Official checks	7,136,862	5,499,283
Federal funds purchased	2,776,007	—
Other liabilities (Note I)	4,119,878	4,029,149

Total liabilities	367,717,001	352,759,212

COMMITMENTS AND CONTINGENCIES
(Notes C, I, J, K and L)

STOCKHOLDERS’ EQUITY (Notes B and M)

Common stock, $3 par value; 1,000,000 shares authorized; 127,936 issued and outstanding in 2006 and 127,424 in 2005	383,808	382,272
Retained earnings	60,631,234	50,902,974
Accumulated other comprehensive income	(87,393)	(150,313)

Total stockholders’ equity	60,927,649	51,134,933

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$428,644,650	$403,894,145

The accompanying notes are an integral part of these statements.

Far West Bancorporation and Subsidiary

CONSOLIDATED STATEMENTS OF EARNINGS

Year ended December 31,

	2006	2005
Interest income
Interest and fees on loans	$36,138,748	$28,520,113
Interest on securities - taxable	1,091,065	1,183,321
Interest on securities - nontaxable	340,092	412,950
Other interest income	1,242,129	354,785

Total interest income	38,812,034	30,471,169
Interest expense
Interest on deposits	4,650,145	2,725,018
Interest on borrowings	5,232	254,068

Total interest expense	4,655,377	2,979,086

Net interest income	34,156,657	27,492,083
Provision for loan losses (Note C)	1,506,211	2,365,500

Net interest income after provision for loan losses	32,650,446	25,126,583

Non-interest income
Fees and service charges	5,424,782	5,706,489
Mortgage servicing fee income (Note A)	539,253	311,832
Other	96,314	108,230

Total non-interest income	6,060,349	6,126,551

Non-interest expenses
Salaries and employee benefits	11,908,260	10,492,019
General and administrative	5,675,759	4,247,021
Depreciation and amortization	1,769,677	1,769,423
Data processing	256,658	270,246
Occupancy	875,700	836,714
Supplies and equipment	307,211	300,866
(Gain) Loss on sale of assets	(234,016)	247,382
(Gain) Loss on sale of securities	(315)	136,798

Total non-interest expense	20,558,934	18,300,469

Income before provision for income tax	18,151,861	12,952,665
Provision for income tax (Note H)	6,699,547	4,659,772

NET INCOME	$11,452,314	$8,292,893

Basic earnings per common share (Note A)	$89.53	$64.88
Diluted earnings per common share	$89.53	$64.88
Basic weighted average shares outstanding	127,913	127,813
Diluted weighted average shares outstanding	127,913	127,813

The accompanying notes are an integral part of these statements.

Far West Bancorporation and Subsidiary

CONSOLIDATED STATEMNET OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2006 and 2005

	Common Stock		Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ equity
	Shares	Amount
Balances, January 1, 2005	128,141	$384,423	$—	$44,151,570	$408,110	$44,944,103

Comprehensive income
Net earnings for the year	—	—	—	8,292,893	—	8,292,893
Net change in unrealized gain on available for sale securities net of tax effects	—	—	—	—	(558,423)	(558,423)

Total comprehensive income						7,734,470
Dividends paid	—	—	—	(1,281,000)	—	(1,281,000)
Stock issued	628	1,884	210,652	—	—	212,536
Repurchase and retirement of stock	(1,345)	(4,035)	(210,652)	(260,489)	—	(475,176)

Balances, December 31, 2005	127,424	$382,272	$—	$50,902,974	$(150,313)	$51,134,933

Comprehensive income
Net earnings for the year	—	—	—	11,452,314	—	11,452,314
Net change in unrealized gain on available for sale securities net of tax effects	—	—	—	—	62,920	62,920

Total comprehensive income						11,515,234
Dividends paid	—	—	—	(1,919,865)	—	(1,919,865)
Stock issued	765	2,295	102,402	195,811	—	300,508
Repurchase and retirement of stock	(253)	(759)	(102,402)	—	—	(103,161)

Balances, December 31, 2006	127,936	$383,808	$—	$60,631,234	$(87,393)	$60,927,649

The accompanying notes are an integral part of this statement.

Far West Bancorporation and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,

	2006	2005
Increase (decrease) in cash and cash equivalents

Cash flows from operating activities
Net income	$11,452,314	$8,292,893
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,506,211	2,365,500
Depreciation	1,234,219	1,233,965
Amortization of loan servicing rights and core deposit intangibles	908,214	1,000,992
(Gain) Loss on sale of other real estate owned	(124,640)	242,134
(Gain) Loss on sale of premises and equipment	(109,376)	5,248
(Gain) Loss on sale of securities	(315)	136,798
Deferred income taxes	(592,162)	(1,153,341)
Net amortization of securities discounts and premiums	86,717	236,773
Federal Home Loan Bank stock dividend	—	(5,800)
Changes in assets and liabilities:
Loans held-for-sale	5,545,742	(1,114,781)
Accrued interest receivable	(695,890)	(319,175)
Other assets	981,888	(1,531,853)
Official checks	1,637,579	735,320
Other liabilities	90,729	1,133,474

Total adjustments	10,468,916	2,965,254

Net cash provided by operating activities	21,921,230	11,258,147

Cash flows from investing activities
Net increase (decrease) in interest-bearing deposits in banks	703,545	(736,492)
Proceeds from sales of available-for-sale securities	95,780	9,948,230
Proceeds from maturities and principal payments of available-for-sale securities	7,715,689	12,808,652
Purchases of available-for-sale securities	(6,130,842)	(636,346)
Net increase in loans	(54,129,961)	(29,884,298)
Proceeds from sales of other real estate owned	424,239	1,452,560
Purchases of premises and equipment	(1,175,379)	(583,838)
Proceeds from sale of premises and equipment	212,703	6,450

Net cash used in investing activities	(52,284,226)	(7,625,082)

The accompanying notes are an integral part of this statement.

Far West Bancorporation and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Year ended December 31,

	2006	2005
Cash flows from financing activities
Net increase in non-interest-bearing deposits	5,862,142	27,786,974
Net increase in interest-bearing deposits	4,591,332	12,816,963
Issuance of stock	300,508	212,536
Repurchase and retirement of stock	(103,161)	(475,176)
Net increase (decrease) in federal funds purchased	2,776,007	(18,058,357)
Dividends paid	(1,919,865)	(1,281,000)

Net cash provided by financing activities	11,506,963	21,001,940

Net (decrease) increase in cash and cash equivalents	(18,856,033)	24,635,005
Cash and cash equivalents at beginning of year	43,716,809	19,081,804

Cash and cash equivalents, at end of year	$24,860,776	$43,716,809

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$4,463,708	$2,908,430
Income taxes	7,353,207	4,411,261

Noncash investing and financing activities

At December 31, 2006 and 2005, the Company had a net unrealized loss on available-for-sale securities of $139,383 and $239,734, respectively. As a net result, deferred tax assets were (decreased) increased by $(37,430) and $332,204, respectively, and other comprehensive income was increased (decreased) by $62,920 and ($558,423), respectively.

During 2006 and 2005, the Company acquired assets in satisfaction of loans for $91,000 and $493,445, respectively, resulting in a decrease in net loans and an increase in other real estate owned.

During 2005, the Company reclassified Bank property from premises and equipment to other real estate owned in the amount of $242,134.

The accompanying notes are an integral part of these statements.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies of Far West Bancorporation and Subsidiary consistently applied in the preparation of the accompanying consolidated financial statements follows.

Principles of consolidation

The consolidated financial statements include the accounts of Far West Bancorporation and its wholly-owned subsidiary, Far West Bank (the Bank) collectively (the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Organizational structure

Far West Bancorporation is a holding company organized under the laws of Utah in 1990. Its subsidiary, the Bank, provides a variety of financial services to individuals and small businesses throughout its fifteen offices in Carbon, Juab, Salt Lake, Sanpete, Washington, Wayne and Utah counties in the State of Utah. Its primary deposit products are demand, savings and term certificate accounts and its primary lending products are commercial, construction, consumer and mortgage loans.

Basis of financial statement presentation and estimates

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“USA GAAP”), and with general practices in the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and reported amount of revenues and expenses for the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and the valuation of mortgage servicing rights. The valuation of mortgage servicing rights is performed using a discounted cash flow model that incorporates current balances, market rates and prepayment speeds for similar collateral for each month end. In connection with the determination of the allowance for loan losses and the valuation of foreclosed real estate, management obtains independent appraisals for significant properties.

Significant group concentrations of credit risk

Most of the Company’s activities are with customers located within the State of Utah. Note ‘B’ discusses the types of securities that the Company invests in. Note ‘C’ discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and cash equivalents

The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents, which includes cash and balances due from banks and federal funds sold. The Company has cash and cash equivalents on deposit with other banks and financial institutions in amounts that periodically exceed the federal insurance limit. The Company evaluates the credit quality of these banks and financial institutions to mitigate its credit risk.

The Bank is required to maintain cash reserves with the Federal Reserve Bank. Cash reserve requirements are computed by applying prescribed percentages to various types of deposits. The reserve requirements were approximately $1,200,000 and $958,000, respectively, at December 31, 2006 and 2005.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Interest-bearing deposits in banks

Interest-bearing deposits in banks mature within one year and are carried at cost.

Securities

All of the securities are classified as available-for-sale and are carried at market value. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from earnings and reported as a net amount as a separate component of stockholders’ equity until realized.

Purchase premiums and discounts on debt securities are amortized or accreted using a level-yield method and are recognized in interest income over the life of the security. Gains and losses on the sales of securities are recorded on the trade date and are determined using the specific-identification method.

A decline in the market value of any available-for-sale security below cost and deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Stock in Federal Home Loan Bank

Stock in the Federal Home Loan Bank has a regulated stated price per share, $100 per share, which reasonably approximates its fair value. The Company may request redemption at par value of any stock in excess of the amount the Bank is required to hold. However, stock redemptions are at the discretion of the FHLB and currently, the FHLB is not redeeming its stock.

Mortgage loans held for sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. There were no unrealized losses as of December 31, 2006 and 2005, respectively.

Loans

The Company grants commercial, construction, consumer and mortgage loans to customers. A substantial portion of the loan portfolio is represented by real-estate loans throughout Utah. The ability of the Company’s debtors to honor their contracts is dependent on the real estate and general economic conditions in this area.

The Company requires its loans to be substantially collateralized by real estate, equipment, vehicles, accounts receivable or inventories. Real estate collateral is in the form of first and second mortgages on various types of property.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balances. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment to yield using the interest method. In connection with mortgage loans originated and held for sale, loan origination fees are recognized as of the sale date.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Loans – continued

The accrual of interest on impaired commercial, construction and mortgage loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. Cash receipts on these nonperforming loans are generally applied to reduce principal balances. Occasionally, interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon both a specific loan basis and historical loan loss experience considering the credit quality, collateral, financial strength of the borrower and current economic conditions. Loans are charged and recoveries are credited directly to the allowance. The provision for loan losses charged to expense is an amount which, in management’s judgment, is sufficient to maintain the balance in the allowance at an adequate level. While management uses the best information available on which to base estimates, future adjustments to the allowance may be necessary if economic conditions, particularly in the Company’s markets, differ substantially from the assumptions used by management.

The Company classifies loans as impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured an a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent. Cash receipts on impaired loans not performing are generally applied to reduce principal balances.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify all individual consumer and mortgage loans for impairment disclosures.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Servicing

Servicing assets are recognized as separate assets when rights are acquired through origination, purchase or through sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Temporary impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum. A valuation allowance was not necessary at December 31, 2006 and 2005.

Included in mortgage servicing income in the consolidated statements of operations are the following:

	2006	2005
Mortgage and loan servicing income	$912,009	$777,366
Amortization of mortgage servicing rights	(372,756)	(465,534)

	$539,253	$311,832

Sale of loans

The Company typically sells guaranteed portions of SBA loans, mortgage loans originated and portions of commercial loans. The Company’s sold loans are allocated among the retained and sold portion of the loan based on the relative fair market value of each portion. A gain is recognized on the sold portion based on its allocated fair market value and the rate differential between the rate paid by the borrower to the Company and the rate paid by the Company to the purchaser by reducing the carrying value of the retained portion which increases the future yield.

Other real estate owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of the recorded investment or its fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuations allowance are included in net expenses from foreclosed assets. Included in other real estate owned are properties acquired through foreclosure and properties acquired for future expansion that are no longer intended for that purpose.

Premises and equipment

Land is carried at cost. Buildings, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line or declining balance methods over estimated useful lives of the assets. Expenditures for new premises and equipment and major improvements are capitalized. Normal costs of maintenance and repairs are charged to expense as incurred.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Transfers of financial assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: 1) the assets have been isolated from the Company, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and 3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Core deposit intangibles

The premiums paid for the core deposit accounts of financial institutions have been recorded as intangible assets (included in other assets in the balance sheet) and are to be amortized over 10 years. Amortization expense was approximately $535,000, for the years ended December 31, 2006 and 2005. Amortization expense for 2007 is expected to be approximately $474,000 and amortization for the next four years is expected to be approximately $413,000.

Income taxes

Deferred income tax assets and liabilities are determined using the liability method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases for the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Comprehensive income

USA GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

	2006	2005
Unrealized holding gains (losses) on available-for-sale securities	$100,350	$(890,627)
Tax effects	(37,430)	332,204

	$62,920	$(558,423)

Fair value of financial instruments

Estimates of the fair value of financial instruments are made at a discrete point in time based on relevant market information and information about the financial instruments. Because no market exists for a portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other such factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Fair value of financial instruments - continued

The carrying value for certain short-term financial instruments that re-price frequently at market rates approximates their fair value. Such financial instruments include, but are not limited to, cash and due from banks, federal funds sold and interest-bearing deposits in banks.

The fair value estimates are based on present value or other valuation techniques. Other significant assets and liabilities that are not considered financial assets or liabilities include other real estate owned, premises and equipment, other assets and other liabilities.

Earnings per share

Basic earnings per share is calculated by dividing net income by the weighted average number of shares outstanding during the year. The Company has not issued stock dividends for the years ended December 31, 2006 and December 21, 2005. There are no stock options outstanding for the years ended December 31, 2006 and December 21, 2005.

Other

Certain immaterial reclassifications have been made to the 2005 financial statements to conform to the 2006 presentation. These reclassifications had no effect on retained earnings or net income as previously presented.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE B - SECURITIES

The amortized cost, unrealized gains and losses, and estimated fair values of the Company’s available-for-sale securities held at December 31, 2006 and 2005, are summarized as follows:

December 31, 2006	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Debt securities
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$10,384,515	$48,884	$(73,111)	$10,360,288
Obligations of state and political subdivisions	7,930,231	66,260	(22,854)	7,973,637
Mortgage-backed securities	11,626,975	19,207	(250,509)	11,395,673
Collateralized mortgage obligations	2,835,390	—	(58,728)	2,776,662

	32,777,111	134,351	(405,202)	32,506,260
Marketable equity securities

FNMA and Farmer MAC stock	13,325	132,472	(1,004)	144,793

	$32,790,436	$266,823	$(406,206)	$32,651,053

December 31, 2005	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Debt securities
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$6,400,698	$—	$(113,903)	$6,286,795
Obligations of state and political subdivisions	9,859,249	118,052	(35,920)	9,941,381
Mortgage-backed securities	13,575,395	41,703	(267,685)	13,349,413
Collateralized mortgage obligations	4,708,798	271	(86,730)	4,622,339

	34,544,140	160,026	(504,238)	34,199,928
Marketable equity securities

FNMA and Farmer MAC stock	13,325	104,478	—	117,803

	$34,557,465	$264,504	$(504,238)	$34,317,731

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE B - SECURITIES – CONTINUED

The length of time individual available-for-sale securities have been in a continuous unrealized loss position is summarized as follows:

	Less than 12 months		12 months or longer		Total
December 31, 2006	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Debt Securities
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	$—	$6,330,029	$(73,111)	$6,330,029	$(73,111)
Obligations of state and political subdivisions	1,021,296	(3,073)	2,192,056	(19,781)	3,213,352	(22,854)
Mortgage-backed securities	1,351,693	(5,497)	8,756,730	(245,012)	10,108,423	(250,509)
Collateralized mortgage obligations	40,693	(30)	2,735,968	(58,698)	2,776,661	(58,728)

	2,413,682	(8,600)	20,014,783	(396,602)	22,428,465	(405,202)
Marketable equity securities FNMA and Farmer MAC stock	9,230	(1,004)	—	—	9,230	(1,004)

Total temporarily impaired securities	$2,422,912	$(9,604)	$20,014,783	$(396,602)	$22,437,695	$(406,206)

	Less than 12 months		12 months or longer		Total
December 31, 2005	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Debt Securities
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$3,997,107	$(66,647)	$2,403,592	$(47,256)	$6,400,699	$(113,903)
Obligations of state and political subdivisions	2,526,149	(27,003)	401,379	(8,917)	2,927,528	(35,920)
Mortgage-backed securities	5,510,751	(80,694)	6,210,838	(186,990)	11,721,589	(267,684)
Collateralized mortgage obligations	1,508,725	(37,463)	3,090,854	(49,268)	4,599,579	(86,731)

Total temporarily impaired securities	$13,542,732	$(211,807)	$12,106,663	$(292,431)	$25,649,395	$(504,238)

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE B - SECURITIES – CONTINUED

Certain investment securities shown above contain unrealized losses. The Company has evaluated these securities and has determined that the decline in value is temporary and is primarily related to the change in market interest rates since purchase and is not related to any company or industry specific events. There were 48 and 45 investment securities with unrealized losses at December 31, 2006 and 2005, respectively. Management has determined that no investment security is other than temporarily impaired. The Company anticipates full recovery of amortized cost with respect to these securities at maturity or sooner in the event of a more favorable market interest rate environment.

The amortized cost and estimated fair value of available-for-sale debt securities at December 31, 2006, by contractual maturity are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Maturity table:	Amortized cost	Estimated fair value
Due in one year or less	$7,794,002	$7,727,755
Due from one through five years	8,514,932	8,587,054
Due from six through ten years	1,046,160	1,056,342
Due after ten years	959,652	962,775

	18,314,746	18,333,926

Mortgage-backed securities and collateralized mortgage obligations	14,462,365	14,172,334
FNMA and Farmer MAC stock	13,325	144,793

	14,475,690	14,317,127

	$32,790,436	$32,651,053

Proceeds from maturities and principal payments of securities classified as available-for-sale were $7,716,000 and $12,809,000, respectively, for the years ended December 31, 2006 and 2005.

Securities taxable interest income was approximately $1,091,000 and $1,183,000, respectively for the years ended December 2006 and 2005. Securities nontaxable interest income was approximately $340,000 and $413,000, respectively for the years ended December 2006 and 2005. Dividend income was approximately $4,000 and $9,000, respectively for the years ended December 2006 and 2005. Available for sale securities with a fair value of $23,128,000 and $24,169,000 at December 31, 2006 and 2005, respectively, were pledged under collateralized borrowing agreements. There were no amounts borrowed under these agreements as of December 31, 2006 and 2005, respectively.

Losses on the sale of securities were approximately $0 and $137,000, respectively for the years ended December 2006 and 2005. The tax effect of the 2005 loss, at the federal statutory rate of 34 percent, reduced the tax liability $47,000.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE C - LOANS

Major classifications of loans are as follows:

	2006	2005
Commercial loans	$134,586,615	$120,818,631
Real estate - construction	128,894,313	97,212,497
Installment	30,099,433	33,526,655
Revolving lines of credit	34,508,366	25,894,353
Real estate - mortgage (home equity)	16,154,408	13,186,912
	344,243,135	290,639,048
Net deferred loan fees	(1,601,070)	(1,309,809)
Allowance for loan losses	(5,913,848)	(5,133,772)

Loans, net	$336,728,217	$284,195,467

A substantial portion of real estate loans are collateralized by real estate in Utah, and, accordingly, their ultimate collectibility is susceptible to changes in market conditions in this area.

Loans to related parties were approximately $193,000 and $81,000, respectively, as of December 31, 2006 and 2005. These related parties consist of Company directors and officers.

Unsecured loans were approximately $15,286,000 and $14,169,000, respectively, as of December 31, 2006 and 2005.

Loans written at fixed rates were approximately $101,940,000 and $106,429,000, respectively, as of December 31, 2006 and 2005. At December 31, 2006, the scheduled maturities and re-pricing of fixed rate loans are as follows:

2007	$33,723,954
2008	17,540,514
2009	23,112,215
2010	10,032,625
2011 and thereafter	17,530,717

$101,940,025

The Company also services loans for other investors totaling approximately $231,547,000 and $266,629,000, respectively, as of December 31, 2006 and 2005. These loans are not included in the accompanying consolidated balance sheet.

The Company’s pledged loans to the Federal Home Loan Bank for collateralized borrowings total approximately $11,857,000 and $6,700,000, respectively, as of December 31, 2006 and 2005. There were no amounts borrowed against this credit line as of December 31, 2006 and 2005.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE C - LOANS – CONTINUED

Changes in the allowance for loan losses were as follows:

	2006	2005
Balance at beginning of year	$5,133,772	$3,320,965
Provision for loan losses	1,506,211	2,365,500
Loans charged off	(1,022,309)	(885,637)
Recoveries	296,174	332,944

Balance at end of year	$5,913,848	$5,133,772

The Company had impaired loans as of December 31, 2006 and 2005. The valuation allowance for impaired loans is included in the allowance for loan losses. The following is a summary of information pertaining to impaired loans:

	2006	2005
Impaired loans without a valuation allowance	$744,587	$286,684
Impaired loans with a valuation allowance	2,218,745	495,226

Total impaired loans	2,963,332	781,910

Valuation allowance related to impaired loans	$1,172,551	$150,000

Impaired loans on which the accrual of interest has been discontinued approximate $787,000 and $782,000, respectively, as of December 31, 2006 and 2005. If interest on these loans had been accrued, such income would have been approximately $62,000 and $73,000, respectively, for the years ended December 31, 2006 and 2005.

NOTE D - OTHER REAL ESTATED OWNED

The Company held real estate assets acquired in satisfaction of loans totaling approximately $309,000 and $518,000, respectively, as of December 31, 2006 and 2005. A gain (loss) of $125,000 and $(242,000), respectively, was incurred through the disposal of other real estate owned and applied to (charged against) income. Expenses applicable to these assets were $0 and $5,000, respectively, for the years ended December 31, 2006 and 2005.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE E - PREMISES AND EQUIPMENT

Major classifications and related estimated useful lives of these assets are summarized as follows:

	2006	2005	Years
Buildings	$7,163,180	$7,161,868	15-25
Leasehold improvements	1,616,181	1,527,409	5-20
Furniture and equipment	6,406,646	5,674,454	3-10

Total	15,186,007	14,363,731
Less accumulated depreciation	(9,394,660)	(8,254,428)

	5,791,347	6,109,303
Land	2,360,209	2,204,420

	$8,151,556	$8,313,723

NOTE F - OTHER ASSETS

Included in other assets are the following:

	2006	2005
Loan servicing rights purchased, less accumulated amortization of $1,449,389 and $1,442,517, respectively, in 2006 and 2005	$26,878	$33,750
Loan servicing rights originated, less accumulated amortization of $1,233,601 and $867,717, respectively, in 2006 and 2005	992,768	1,183,538
Cash surrender value of life insurance policies	8,293,169	7,908,295
Core deposit intangible, less accumulated amortization of $2,728,435 and $2,192,977, respectively, in 2006 and 2005	2,626,144	3,161,602
Other	679,697	2,233,707
Prepaid expenses	271,924	297,221

	$12,890,580	$14,818,113

Amortization of loan servicing rights purchased was approximately $7,000 and $17,000, respectively, for the years ended December 31, 2006 and 2005.

The Company recorded an asset for loan serving rights originated of approximately $175,000 and $283,000, respectively, for the years ended December 31, 2006 and 2005. The total originated loan servicing rights amortization was approximately $366,000 and $448,000, respectively, for the years ended December 31, 2006 and 2005.

Amortization of core deposit intangibles was approximately $535,000 for each of the years ended December 31, 2006 and 2005.

22

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE G - DEPOSITS

Deposit accounts include the following:

	2006	2005
Non-interest-bearing
Checking	$128,447,964	$122,585,822
Interest-bearing
NOW accounts	49,693,067	57,384,731
Money market investors	40,182,185	39,727,459
Savings accounts	60,846,320	62,627,302
Time deposits less than $100,000	47,795,819	41,474,333
Time deposits of $100,000 or greater	26,718,899	19,431,133

	225,236,290	220,644,958

	$353,684,254	$343,230,780

At December 31, 2006, the scheduled maturities of time deposits are as follows:

2007	$59,204,229
2008	9,117,431
2009	3,072,596
2010	1,505,251
2011 and thereafter	1,615,211

$74,514,718

Aggregate demand deposits reclassified as loans (overdrafts) are approximately $289,000 and $529,000, respectively, as of December 31, 2006 and 2005.

Related party deposits are approximately $2,401,000 and $2,385,000, respectively, for the years ended December 31, 2006 and 2005. Related party deposits include checking, savings and time deposits accounts of Company directors and officers.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE H - INCOME TAXES

Income tax expense (benefit) consists of the following:

	2006	2005
Current expense	$7,329,140	$5,480,909
Deferred tax expense (benefit)	(629,593)	(821,137)

	$6,699,547	$4,659,772

Reconciliation of income taxes computed at the federal statutory rate of 35 percent in 2006 and 34 percent in 2005 is as follows:

	2006	2005
Federal income taxes at statutory rate	$6,419,810	$4,430,171
State income taxes, net of federal benefit	596,840	429,987
Interest on obligations of political subdivisions exempt from taxation	(119,197)	(142,822)
Earnings on life insurance	(134,706)	(116,583)
Other nondeductible federal and state items	(63,200)	59,019

	$6,699,547	$4,659,772

Deferred tax assets and (liabilities) consist of the following:

	2006	2005
Allowance for loan losses	$1,744,976	$1,420,006
Net unrealized loss on available-for-sale securities	53,314	89,420
Purchased mortgage servicing rights	49,801	211,345
Depreciation	169,174	2,861
Federal Home Loan Bank stock dividends	(304,585)	(297,020)
Core deposit amortization	347,875	272,660
Accrued salary continuation	576,322	443,077
Accrued paid time off	84,436	73,386
Mortgage serving rights originated	(379,734)	(441,460)
Other	172,799	147,941

Net deferred tax asset	$2,514,378	$1,922,216

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE I - OTHER LIABILITIES

Other liabilities consist of the following:

	2006	2005
Salary continuation plan	$1,506,723	$1,187,874
Accounts payable	927,570	1,129,026
Accrued director benefits	574,061	236,031
Accrued interest payable	414,551	222,882
Salaries and employee benefits payable	220,747	196,747
Accrued credit card awards	262,444	174,795
Other accruals	213,782	881,794

	$4,119,878	$4,029,149

The Bank has entered into nonqualified, deferred compensation agreements under which the Bank has agreed to pay five executives certain monthly payments, following retirement, in return for continued satisfactory performance by each executive. These benefits are to be paid out over their remaining lives following retirement. The Bank accrues annually; an amount to reflect the present value of the benefits to be paid to the executives at retirement, as determined by an actuarial study.

The Bank has also entered into deferred compensation agreements with five of its directors in which the Bank has agreed to pay each certain monthly payments for 60 months, following their normal retirement dates. The Bank accrues annually, an amount to reflect the present value of the benefits to be paid to the directors following their normal retirement dates. The Bank has also purchased long-term care policies for members of the board of directors of the Company and the Bank. The Bank’s expenses related to these plans were $627,000 and $392,000, respectively, for the years ended December 31, 2006 and 2005. The Company is accruing for these benefits under APB 12.

The Bank has purchased life insurance policies in connection with the implementation of certain deferred compensation and long-term care agreements. These policies provide protection against the adverse financial effects that could result from the death of a key employee and provide tax-deferred income to offset expenses associated with the agreements. Although the lives of individual executives are insured, the Bank is the owner of the policies. At December 31, 2006 and 2005, the aggregate cash surrender value of these policies was $8,293,000 and $7,908,000, respectively. The Bank is exposed to credit risk to the extent an insurance company is unable to fulfill its financial obligations under a policy. In order to mitigate this risk, the policies are placed with multiple insurance companies and the Bank regularly monitors their financial condition.

The Bank has entered into Joint Beneficiary Designation Agreements with five insured executive officers under which the executive’s beneficiary will be entitled to receive a portion of the policy death benefits subject to certain conditions. The benefit is limited to the lesser of specific amounts set forth in the individual agreements or the net at-risk portion of the proceeds under the individual policies. For this purpose, the net at-risk portion is the total death benefit of each policy less the cash surrender value.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE J - EMPLOYEE BENEFIT PLANS

The Company has adopted a plan under section 401(k) of the Internal Revenue Code. All employees who have been employed at least one year and have attained the age of 19 are eligible to participate in the plan. Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Vesting in the remainder of their accounts is based on years of continuing service. A participant is 100 percent vested after six years of credited service. The Company may contribute an annual amount as determined by the Board of Directors. This amount will be allocated among participants based on a ratio of each participant’s compensation to the total compensation of all participants. The Company contributed approximately $403,000 and $394,000, respectively, for the years ended December 31, 2006 and 2005.

NOTE K - COMMITMENTS AND CONTINGENCIES

1. Litigation

The Company is a defendant in legal actions arising from normal business activities. Management believes that either those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Company’s or Bank’s respective financial positions.

2. Loan origination agreements

The Company has entered into agreements with other financial institutions and government agencies to sell mortgage and SBA loans originated, in whole or part depending on the loan type. The Company also enters into participation loan agreements with other financial institutions to sell portions of commercial loans originated by the Company. All sold portions of loans are sold without recourse, except in the event that borrowers default and errors occur in the underwriting of loans. There were no loans repurchased by the Company in the year ended December 31, 2006. Loans repurchased in the year ended December 31, 2005 totaled $163,000. These loans are currently being serviced by the Company.

3. Line of Credit

The Company has a collateralized borrowing agreement with the Federal Home Loan Bank of Seattle (FHLB of Seattle). Eligible collateral consists of securities held by the FHLB of Seattle (or under its control with an approved third party custodian) and certain loans secured by first trust deeds. The total available balance under the terms of the agreement at December 31, 2006 is approximately $25,563,000. A fee is charged for the use of the line calculated at current market rates. At December 31, 2006 and 2005 there were no outstanding balances on the above line of credit.

The Company also has approximately $32,803,000 in additional unsecured agreements with other financial institutions to purchase federal funds at the prevailing rate. At December 31, 2006, federal funds purchased under these combined agreements were approximately $2,776,000. There was no outstanding balance for federal funds purchased at December 31, 2005.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE K - COMMITMENTS AND CONTINGENCIES – CONTINUED

4. Leases

The Company leases buildings under operating agreements. Rental expense was $47,000 and $44,000, respectively, for the years ended December 31, 2006 and 2005. These lease agreements are renewed on a monthly or annual basis and the Company expects to continue to renew these leases. The Company also leases owned premises to local business tenants. Rental income was $47,000 and $43,000, respectively, for the years ended December 31, 2006 and 2005. These lease agreements are renewed on a monthly or annual basis and the Company expects to continue to renew these leases. The Company has no long-term lease obligations.

NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of loans or through letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. The Company uses the same credit policy in making these commitments and conditional obligations as it does for on-balance sheet instruments.

Financial instruments with off-balance sheet risk consist of the following at December 31:

	Contract Amounts
	2006	2005
Construction loans in progress	$61,637,000	$63,398,000
Commercial and consumer credit instruments	51,834,000	41,395,000
Letters of credit	16,900,000	2,583,000

	$130,371,000	$107,376,000

Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained by the Company upon extension of credit is based on management’s credit evaluation of the borrower.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The guarantees extend for more than 30 days and expire throughout the next twenty-four months.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE M - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory – possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. As of December 31, 2006, the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2006, based on the applicable capital adequacy regulations, the Company and the Bank are categorized as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized” the Company and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events that management believes have changed the Bank’s classification as “well capitalized”.

The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		Minimum to be Adequately Capitalized		Minimum to be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2006
Total capital to risk-weighted assets	$62,055,000	15.8%	$31,483,000	8.0%	$39,354,000	10.0%
Tier I capital to risk-weighted assets	$57,124,000	14.5%	$15,742,000	4.0%	$23,613,000	6.0%
Tier I capital to average assets	$57,124,000	12.1%	$18,909,000	4.0%	$23,636,000	5.0%

As of December 31, 2005
Total capital to risk-weighted assets	$49,286,000	14.2%	$27,712,000	8.0%	$34,641,000	10.0%
Tier I capital to risk weighted assets	$44,946,000	13.0%	$13,856,000	4.0%	$20,784,000	6.0%
Tier I capital to average assets	$44,946,000	11.3%	$15,842,000	4.0%	$19,803,000	5.0%

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE M - REGULATORY MATTERS – CONTINUED

The Company’s actual capital amounts and ratios are presented in the following table:

	Actual		Minimum to be Adequately Capitalized		Minimum to be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2006
Total capital to risk-weighted assets	$63,322,000	16.1%	$31,484,000	8.0%	39,355,000	10.0%
Tier I capital to risk-weighted assets	$58,389,000	14.8%	$15,742,000	4.0%	23,613,000	6.0%
Tier I capital to average assets	$58,389,000	12.3%	$19,014,000	4.0%	23,767,000	5.0%
As of December 31, 2005
Total capital to risk-weighted assets	$52,463,000	15.1%	$27,712,000	8.0%	34,641,000	10.0%
Tier I capital to risk-weighted assets	$48,123,000	13.9%	$13,856,000	4.0%	20,784,000	6.0%
Tier I capital to average assets	$48,123,000	12.1%	$15,969,000	4.0%	19,961,000	5.0%

The primary source of cash for the Company is dividends received from the Bank. Banking regulations limit the amount of cash dividends that may be paid without prior approval of the Bank’s primary regulatory agency. Cash dividends are limited by the Utah Department of Financial Institutions to the lesser of retained earnings, if any, or net income for the last three years, net of the amount of any other capital distributions made during such periods. The Company is also required to keep the bank, at a minimum, at the well capitalized level. As of December 31, 2006, $20,366,000 was available for cash dividend distributions from the Bank without prior regulatory approval.

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The majority of the Company’s assets and liabilities are considered financial instruments.

The fair value of financial instruments, such as loans and certificates of deposit, is estimated by discounting cash flows. The carrying amount of cash and cash equivalents is considered a reasonable estimate of fair value. For deposits with no stated maturities, such as demand deposits, money markets and savings accounts, the carrying amount is considered a reasonable estimate of fair value. For securities, the quoted market price is used to estimate fair value. Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. For mortgage servicing rights, fair values are estimated using discounted cash flows based on a current market interest rate. The fair value of commitments to extend credit and letters of credit, based on fees currently charged for similar commitments, is not significant (Note L).

Management has estimated fair values using data considered the best available and estimation methodologies deemed suitable for the respective category of financial instrument. Fair value estimates are made as of a specific point in time. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, interest rate levels and other factors. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined or relied on with a high degree of certainty. Changes in assumptions could significantly affect the estimates.

Far West Bancorporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS – CONTINUED

The estimated fair values and recorded carrying amounts at December 31, 2006 and 2005 are as follows:

	2006		2005
	Carrying Amt	Estimated FV	Carrying Amt	Estimated FV
Financial assets
Cash and due from banks	$24,861,000	$24,861,000	$15,784,000	$15,784,000
Federal funds sold	—	—	27,933,000	27,933,000
Interest-bearing deposits in banks	534,000	534,000	1,237,000	1,237,000
Available-for-sale securities and FHLB stock	34,134,000	34,134,000	35,801,000	35,801,000
Loans, net	336,728,000	331,720,000	284,195,000	280,146,000
Mortgage loans held for sale	5,504,000	5,504,000	11,050,000	11,050,000

Financial liabilities
Federal funds purchased	$2,776,000	$2,776,000	$—	$—
Total deposits, excluding time deposits	279,170,000	279,170,000	282,325,000	282,325,000
Time deposits	74,515,000	74,284,000	60,905,000	60,623,000

NOTE O - MERGER AGREEMENT

On October 18, 2006, the Company entered into a definitive merger agreement with AmericanWest Bancorporation. In the merger, the total shares of Far West Bancorporation common stock will be exchanged for $30,000,000 in cash and $120,000,000 in stock of AmericanWest Bancorporation. It is anticipated that the merger will take place by the end of the first quarter of 2007.

SUPPLEMENTAL INFORMATION

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

On Supplemental Information

The Board of Directors

Far West Bancorporation and Subsidiary

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole of Far West Bancorporation and Subsidiary as of and for the year ended December 31, 2006 which is presented in the preceding section of this report. The following consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Salt Lake City, Utah

February 7, 2007

Far West Bancorporation and Subsidiary

CONSOLIDATING BALANCE SHEET INFORMATION

December 31, 2006

ASSETS

	Far West Bancorporation	Far West Bank	Elimination Entries	2006 Consolidated	2005 Consolidated
Cash and cash equivalents
Cash and due from banks	$1,264,124	$24,860,776	$(1,264,124)	$24,860,776	$15,783,872
Federal funds sold	—	—	—	—	27,932,937

Total cash and cash equivalents	1,264,124	24,860,776	(1,264,124)	24,860,776	43,716,809
Interest bearing deposits in banks	—	533,589	—	533,589	1,237,134
Available-for-sale securities	—	32,651,053	—	32,651,053	34,317,731
Federal Home Loan Bank stock	—	1,482,900	—	1,482,900	1,482,900
Mortgage loans held for sale	—	5,504,173	—	5,504,173	11,049,915
Loans, net	—	336,728,217	—	336,728,217	284,195,467
Accrued interest receivable	—	3,017,991	—	3,017,991	2,322,101
Investment in subsidiary bank	59,663,525	—	(59,663,525)	—	—
Deferred income taxes, net	—	2,514,378	—	2,514,378	1,922,216
Other real estate owned	—	309,437	—	309,437	518,036
Premises and equipment, net	—	8,151,556	—	8,151,556	8,313,723
Other assets	—	12,890,580	—	12,890,580	14,818,113

Total assets	$60,927,649	$428,644,650	$(60,927,649)	$428,644,650	$403,894,145

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Non-interest-bearing	$—	$129,712,088	$(1,264,124)	$128,447,964	$122,585,822
Interest-bearing	—	225,236,290	—	225,236,290	220,644,958
Official checks	—	7,136,862	—	7,136,862	5,499,283
Federal funds purchased	—	2,776,007	—	2,776,007	—
Other liabilities	—	4,119,878	—	4,119,878	4,029,149

Total liabilities	—	368,981,125	(1,264,124)	367,717,001	352,759,212
Stockholders’ equity
Common stock	383,808	496,299	(496,299)	383,808	382,272
Additional paid-in capital	—	2,544,386	(2,544,386)	—	—
Retained earnings	60,631,234	56,710,233	(56,710,233)	60,631,234	50,902,974
Accumulated other comprehensive income	(87,393)	(87,393)	87,393	(87,393)	(150,313)

	60,927,649	59,663,525	(59,663,525)	60,927,649	51,134,933

Total liabilities and stockholders’ equity	$60,927,649	$428,644,650	$(60,927,649)	428,644,650	$403,894,145

Far West Bancorporation

CONSOLIDATING EARNINGS INFORMATION

December 31, 2006

	Far West Bancorporation	Far West Bank	Elimination Entries	2006 Consolidated	2005 Consolidated
Interest income
Loans, including fees	$—	$36,138,748	$—	$36,138,748	$28,520,113
Available-for-sale securities	—	1,431,157	—	1,431,157	1,596,271
Federal funds sold	—	1,242,129	—	1,242,129	354,785

Interest income	—	38,812,034	—	38,812,034	30,471,169
Interest expense
Deposits	—	4,650,145	—	4,650,145	2,725,018
Federal funds purchased and other borrowed money	—	5,232	—	5,232	254,068

Interest expense	—	4,655,377	—	4,655,377	2,979,086

Net interest income	—	34,156,657	—	34,156,657	27,492,083
Provision for loan losses	—	1,506,211	—	1,506,211	2,365,500

Net interest income after provision for loan losses	—	32,650,446	—	32,650,446	25,126,583
Non-interest income			—
Fees and service charges	—	5,424,782	—	5,424,782	5,706,489
Mortgage servicing	—	539,253	—	539,253	311,832
Other	—	96,314	—	96,314	108,230
Undistributed net earnings of subsidiary	11,642,770	—	(11,642,770)	—	—
Distributed net earnings of subsidiary	—	—	—	—	—

	11,642,770	6,060,349	(11,642,770)	6,060,349	6,126,551

Non-interest expenses
Salaries and employee benefits	—	11,908,260	—	11,908,260	10,492,019
General and administrative	190,456	5,484,988	—	5,675,444	4,383,819
Depreciation and amortization	—	1,769,677	—	1,769,677	1,769,423
Data processing	—	256,658	—	256,658	270,246
Occupancy	—	875,700	—	875,700	836,714
Supplies and equipment	—	307,211	—	307,211	300,866
(Gain) Loss on sale of assets	—	(234,016)	—	(234,016)	247,382

Non-interest expenses	190,456	20,368,478	—	20,558,934	18,300,469

Earnings from operations before income tax	11,452,314	18,342,317	(11,642,770)	18,151,861	12,952,665
Income taxes	—	6,699,547	—	6,699,547	4,659,772

NET EARNINGS	$11,452,314	$11,642,770	$(11,642,770)	$11,452,314	$8,292,893